Exhibit 4.p

Fidelity & Guaranty Life Insurance Company

SURRENDER CHARGE WAIVER RIDER – REQUIRED MINIMUM DISTRIBUTIONS

This rider is a part of the Contract to which it is attached. It is subject to the terms, conditions, and provisions contained in the Contract. The following provisions are added to the Contract. This rider will supersede any conflicting provisions of the Contract.

RIDER OVERVIEW

WHEN IS THIS RIDER EFFECTIVE?

The rider effective date is the Issue Date.

WHAT BENEFIT DOES THIS RIDER PROVIDE?

Subject to the terms and qualification criteria outlined in this rider, Surrender Charges may be waived on Required Minimum Distributions required under the Code, subject to the limitations below; this waiver is in lieu of, and not in addition to, any other Surrender Charge waiver available under Your Contract, including those attached by rider and/or endorsement.

RIDER DEFINITIONS

CALENDAR YEAR

For purposes of this rider, Calendar Year begins on January 1st and ends on the last available date that You may withdraw the distribution as required by the Code.

WHAT IS A REQUIRED MINIMUM DISTRIBUTION?

Required Minimum Distribution means any Withdrawal required under Section 401(a)(9), or similar rule, of the Code for a Qualified Contract.

SURRENDER CHARGE WAIVER REQUEST

WHAT DOCUMENTATION IS REQUIRED TO REQUEST THE SURRENDER CHARGE WAIVER?

We will require a Written Request for the Surrender Charge waiver. Written Request must include Your election of either a single lump-sum payment or systematic payments.

WHAT QUALIFICATIONS MUST BE MET TO REQUEST THE SURRENDER CHARGE WAIVER?

Surrender Charges may be waived upon receipt of Written Request for this benefit if all the following qualification criteria are met:

•	The Contract is a Qualified Contract.

•	The Owner is subject to Required Minimum Distributions required under the Code.

•	Written Request is received at Our Home Office.

CAN THE REQUEST FOR SURRENDER CHARGE WAIVER BE DENIED AND WHAT HAPPENS IF IT IS DENIED?

No; the request cannot be denied if you meet the above qualifications. However, If the Required Minimum Distribution Amount exceeds the total Free Withdrawal Amount available under Your Contract during a Contract Year, We reserve the right to defer payment of the excess amount until the next Contract Year, provided the next Contract Year begins before the end of the Calendar Year.

REQUIRED MINIMUM DISTRIBUTION AMOUNT

WHAT IS THE REQURIED MINIMUM DISTRIBUTION AMOUNT?

Under Your base Contract, Surrender Charges are assessed on Withdrawals and Surrender. The Required Minimum Distribution Amount provided by this rider is the amount that may be withdrawn during a Calendar Year without incurring a Surrender Charge.

HOW IS THE REQUIRED MINIMUM DISTRIBUTION AMOUNT CALCULATED?

The Required Minimum Distribution Amount is determined:

•	annually based on the fair market value of the Contract on December 31st occurring immediately prior to the beginning of the current Calendar Year;

•	in accordance with applicable Code and regulations thereunder; and

•	as if this Contract were the only retirement plan or account.

If Your Contract was issued after December 31st occurring immediately prior to the current Calendar Year, then the fair market value of Your Contract on that date is zero and the resulting Required Distribution Amount for the current Calendar Year is also zero.

[1]

RILA-SCWR-RMD (05-22)

Fidelity & Guaranty Life Insurance Company

SURRENDER CHARGE WAIVER RIDER – REQUIRED MINIMUM DISTRIBUTIONS (CONTINUED)

IS THE REQUIRED MINIMUM DISTRIBUTION REDUCED FOR PRIOR WITHDRAWALS?

Yes; the Required Minimum Distribution Amount is reduced for all prior Withdrawals taken during the Calendar Year; only the remaining Required Minimum Distribution Amount may be withdrawn without application of Surrender Charges.

CAN MULTIPLE REQUIRED MINIMUM DISTRIBUTIONS BE WITHDRAWN IN THE SAME CONTRACT YEAR?

No; only one Required Minimum Distribution as defined by the Code may be withdrawn during a single Contract Year.

CAN THE REQUIRED MINIMUM DISTRIBUTION AMOUNT BE CARRIED OVER?

No; the Required Minimum Distribution Amount is noncumulative; any unused amount is not carried over to any subsequent Calendar Years.

CAN A WITHDRAWAL EXCEED THE REQUIRED MINIMUM DISTRIBUTION AMOUNT?

Yes, Withdrawals can be made in any amount, subject to the limitations of Your Contract. Any portion of a Withdrawal in excess of the Required Minimum Distribution Amount will be subject to any applicable Surrender Charge.

GENERAL PROVISIONS

IS THIS RIDER PARTICIPATING AND DOES IT PROVIDE FOR PAYMENT OF DIVIDENDS?

No; this rider is not participating and dividends are not payable.

IS THERE A CHARGE FOR THIS RIDER?

No; there is no explicit charge deducted from your Account Value for this rider.

WHEN DOES THIS RIDER TERMINATE?

The rider will terminate when the Contract terminates. Termination shall not prejudice the waiver of any Surrender Charges while the rider was in force.

Signed for the Company.

Fidelity & Guaranty Life Insurance Company

[
Chris Blunt ]
President

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RILA-SCWR-RMD (05-22)